As filed with the Securities and Exchange Commission on May 25, 2011

Registration No. 333-146965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

(Exact name of registrant as specified in its charter)

Maryland	15601 Dallas Parkway, Suite 600 Addison, Texas 75001 (866) 655-3600	20-1862323
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Gerald J. Reihsen, III
Executive Vice President—Corporate Development and Legal
or
Terri Warren Reynolds
Secretary
Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(866) 655-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Laura K. Sirianni, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following  box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

In accordance with the undertaking of Behringer Harvard Opportunity REIT I, Inc. (the “Company”) set forth in its registration statement on Form S-3 (File No. 333-146965) effective immediately upon filing on October 26, 2007 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 2,941,591 unsold shares of its common stock being offered pursuant to its distribution reinvestment plan. Pursuant to the Registration Statement, the Company registered 6,315,790 shares of common stock for its distribution reinvestment plan offering. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby terminates the offering of shares on the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 25, 2011.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Robert S. Aisner	Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2011
Robert S. Aisner

	/s/ Kymberlyn K. Janney	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 25, 2011
Kymberlyn K. Janney

	*	Chairman of the Board and Director	May 25, 2011
Robert M. Behringer

	*	Director	May 25, 2011
Barbara C. Bufkin

	*	Director	May 25, 2011
Terry L. Gage

	*	Director	May 25, 2011
Steven J. Kaplan

*By:	/s/ Robert S. Aisner		May 25, 2011
Robert S. Aisner Attorney-In-Fact

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